Exhibit 2.3

[NOTE: Certain information has been excluded from this exhibit because it is both (i) not material and (ii) would likely be competitively harmful if publicly disclosed.]

Execution Version

FIRST AMENDMENT TO
BUSINESS COMBINATION AGREEMENT

THIS FIRST AMENDMENT TO BUSINESS COMBINATION AGREEMENT (this “First Amendment”) is entered into as of February 6, 2020, by and among (i) Pure Acquisition Corp., a Delaware corporation (“Parent”), (ii) HighPeak Energy, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (the “Company”), (iii) Pure Acquisition Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub,” and together with Parent and the Company, the “Parent Parties”), (iv) HighPeak Energy, LP, a Delaware limited partnership (“HighPeak I”), (v) HighPeak Energy II, LP, a Delaware limited partnership (“HighPeak II”), (vi) HighPeak Energy III, LP, a Delaware limited partnership (“HighPeak III”), (vii) HPK Energy, LLC, a Delaware limited liability company (“HPK Energy GP,” and together with HighPeak I, HighPeak II and HighPeak III, collectively, “Contributor,” unless the context clearly requires a reference to one of such Persons, then each such Person is separately referred to as a “Contributor”), and (viii) HighPeak Energy Management, LLC, a Delaware limited liability company. The parties hereto are collectively referred to herein as the “Parties.” Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement (as defined below).

RECITALS

WHEREAS, the Parties entered into that certain Business Combination Agreement, dated as of November 27, 2019 (as amended, modified or supplemented from time to time, the “Agreement”);

WHEREAS, the Parties desire to amend the Agreement in accordance with Section 11.12 thereof as more fully set forth herein and have previously obtained the written consent of the Special Committee with respect to such amendments; and

WHEREAS, as of the date hereof, the requisite parties to the Grenadier PSA are also entering into an amendment to the Grenadier PSA in the form attached hereto as Exhibit A (the “Grenadier Amendment”).

NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

1.       Amendments.

(a)     Amendments to Definitions. The following definitions contained in Section 1.1 of the Agreement are hereby amended and restated in their entirety as follows:

“Available Financing Proceeds” means, as of the Closing, (a) an amount equal to the Available Debt Proceeds, plus (b) any net cash proceeds to any Parent Party resulting from the PIPE Investment, the Forward Purchases and any other issuance of Parent Common Stock or Company Common Stock after the date hereof and prior to or at Closing.

“Sponsor Loans” means (a) those loans set forth on Schedule 1.1(b) of the Contributor Disclosure Letter in existence as of the date hereof, (b) additional monthly loans to be made by Contributor or one of its affiliates in an amount equal to $0.033 for each share of Parent Class A Common Stock issued in Parent’s initial public offering that was not redeemed in connection with the vote of Parent’s stockholders to approve the date by which Parent must consummate a business combination for each month (commencing on October 17, 2019 and on the 17th day of each subsequent calendar month) that is needed by Parent to complete an initial business combination from October 17, 2019 to May 21, 2020 and (c) such other amounts as the Parties may agree (provided that in the case of obtaining approval of Parent of any such other amounts in excess of $5,000,000 in the aggregate, the Special Committee shall approve in writing such amounts).

(b)     Additional Permitted Assignees.

(i)     Section 3.4(a)(iv) of the Agreement is hereby amended and restated in its entirety as follows:

to HighPeak I, HPEP I and such Persons, if any, specified by HPEP I to whom HPEP I will transfer all or part of its obligations under the Forward Purchase Agreement, an amended and restated Forward Purchase Agreement in substantially the form attached hereto as Exhibit E (the “Forward Purchase Agreement Amendment”), duly executed by Parent;

(ii)     Section 3.4(c)(vi) of the Agreement is hereby amended and restated in its entirety as follows:

to HighPeak I, HPEP I and such Persons, if any, specified by HPEP I to whom HPEP I will transfer all or part of its obligations under the Forward Purchase Agreement, the Forward Purchase Agreement Amendment, duly executed by the Company;

(c)     Extension of End Date. Section 10.1(b)(iv) of the Agreement is hereby amended and restated in its entirety as follows:

if the Transactions shall not have been consummated on or before 5:00 p.m., Houston time, on May 21, 2020 (such date being the “End Date”); provided, however, that the right to terminate this Agreement under this Section 10.1(b)(iv) shall not be available to the terminating Party if the failure to fulfill any material covenant or agreement under this Agreement by a Parent Party (in the case where a Parent Party is the terminating Party) or Contributor (in the case where Contributor is the terminating Party) has been the cause of or resulted in the failure of the Transactions to occur on or before such date.

2

(d)     Exhibit A Amendments. Section 3.3(b) of Exhibit A to the Agreement is hereby amended and restated in its entirety as follows:

Subject to any other agreement with the Company or any of its Subsidiaries to which any Stockholder (or any of its Affiliates) may be bound (including the Registration Rights Agreement), and notwithstanding the restrictions set forth in Section 3.3(a), each Principal Stockholder shall be permitted to Transfer shares of Common Stock (i) at any time after 180 days following the Closing Date to any party, provided such Transfer is made in compliance with applicable securities laws, and further provided, that, if such Principal Stockholder wishes to Transfer shares of Common Stock to a Permitted Transferee of such Principal Stockholder and also assign its rights under this Agreement to such Permitted Transferee, then in connection with such Transfer, such Principal Stockholder must provide notice of such transfer to the Company and such Permitted Transferee must agree to become a party to this Agreement by executing and delivering such documents as may be necessary to make such Transferee a party hereto, and then such Transferee will be treated as a Principal Stockholder, with the same rights and obligations as its Transferring Stockholder for all purposes of this Agreement, and (ii) to the Company or its Subsidiaries.

(e)     Exhibit C Amendments. Section 4(a) of Exhibit C to the Agreement is hereby amended and restated in its entirety as follows:

Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with Section 8, a number of shares of Stock equal to 13% of the outstanding shares of Stock on the Effective Date (the “Share Pool”) are reserved and available for delivery with respect to Awards, and 1,300 shares of common stock will be available for the issuance of shares upon the exercise of ISOs. On January 1, 2021 and January 1 of each calendar year occurring thereafter and prior to the expiration of the Plan, the Share Pool will automatically be increased by (i) the number of shares of Stock issued under the Plan during the immediately preceding calendar year and (ii) 13% of the number of shares of Stock that are newly issued by the Company (other than those issued under the Plan) during the immediately preceding calendar year. For the avoidance of doubt, shares of Stock will not be made available pursuant to both the preceding sentence and Section 4(c).

(f)     Exhibit E Amendments. Exhibit E to the Agreement is hereby amended and restated in its entirety in the form attached hereto as Exhibit B.

(g)     Amendment to Contributor Disclosure Letter. Schedule 8.1 of the Contributor Disclosure Letter is hereby amended and restated in its entirety as set forth in Exhibit C attached hereto.

2.     Grenadier Amendment. The Parties hereby consent to the Grenadier Amendment and waive any and all provisions contained in the Agreement that are inconsistent with the entry into or performance of the Grenadier Amendment.

3.     Confirmation. Except as otherwise provided herein, the provisions of the Agreement shall remain in full force and effect in accordance with their respective terms following the execution of this First Amendment.

4.     Governing Law; Venue; Waiver of Jury Trial. Section 11.7 of the Agreement is hereby incorporated by reference into this First Amendment, mutatis mutandis.

3

5.     Headings. The headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this First Amendment.

6.     Counterparts. This First Amendment may be executed in any number of counterparts, including via facsimile transmission or email in “portable document format” (“.pdf”) form, all of which shall be considered one and the same agreement, it being understood that all Parties need not sign the same counterpart.

[Signature Pages Follow]

4

IN WITNESS WHEREOF, the Parties have executed this First Amendment as of the date first written above.

HIGHPEAK ENERGY, LP

By:     HighPeak Energy GP, LLC

Its:      General Partner

By:       /s/ Jack Hightower

Name:  Jack Hightower

Title:    Chief Executive Officer

HIGHPEAK ENERGY II, LP

By:     HighPeak Energy GP II, LLC

Its:      General Partner

By:       /s/ Jack Hightower

Name:  Jack Hightower

Title:    Chief Executive Officer

HIGHPEAK ENERGY III, LP

By:     HighPeak Energy GP III, LLC

Its:      General Partner

By:       /s/ Jack Hightower

Name:  Jack Hightower

Title:    Chief Executive Officer

HPK ENERGY, LLC

By:       /s/ Jack Hightower

Name:  Jack Hightower

Title:    Chief Executive Officer

SIGNATURE PAGE TO
FIRST AMENDMENT TO
BUSINESS COMBINATION AGREEMENT

HIGHPEAK ENERGY MANAGEMENT, LLC

By:       /s/ Jack Hightower

Name:  Jack Hightower

Title:    Chief Executive Officer

PURE ACQUISITION CORP.

By:       /s/ Steven W. Tholen

Name:  Steven W. Tholen

Title:    Chief Financial Officer

HIGHPEAK ENERGY, INC.

By:       /s/ Steven W. Tholen

Name:  Steven W. Tholen

Title:    Chief Financial Officer

PURE ACQUISITION MERGER SUB, INC.

By:       /s/ Steven W. Tholen

Name:  Steven W. Tholen

Title:    Chief Financial Officer

SIGNATURE PAGE TO
FIRST AMENDMENT TO
BUSINESS COMBINATION AGREEMENT

EXHIBIT A

FORM OF GRENADIER AMENDMENT

(see attached)

SIGNATURE PAGE TO
FIRST AMENDMENT TO
BUSINESS COMBINATION AGREEMENT

Execution Version

FIRST AMENDMENT
TO
CONTRIBUTION AGREEMENT

This FIRST AMENDMENT TO CONTRIBUTION AGREEMENT (this “Amendment”), dated as of February 6, 2020, is by and among Grenadier Energy Partners II, LLC, a Delaware limited liability company (“Contributor”), HighPeak Energy Assets II, LLC, a Delaware limited liability company (“Acquiror”), Pure Acquisition Corp., a Delaware corporation (“Pure”), HighPeak Energy, Inc., a Delaware corporation (“HighPeak Energy”) and solely for the purposes of Sections 2 and 3 of this Amendment, each of HPK Energy, LLC, a Delaware limited liability company (“HPK GP”), HighPeak Energy Management, LLC, a Delaware limited partnership (“HPK Representative”), HighPeak Energy, LP, a Delaware limited partnership (“HighPeak I”), HighPeak Energy II, LP, a Delaware limited partnership (“HighPeak II”) and HighPeak Energy III, LP, a Delaware limited partnership (“HighPeak III” and together with HPK GP, HPK Representative, HighPeak I, HighPeak II, each individually a “HPK Party” and collectively, the “HPK Parties”). Contributor, Acquiror, Pure and HighPeak Energy are collectively referred to herein as the “Parties”, and are sometimes referred to individually as a “Party.”

WHEREAS, the Parties entered into that certain Contribution Agreement, dated as of November 27, 2019 (as may be amended from time to time, the “Contribution Agreement”); and all capitalized terms used, but not otherwise defined, herein shall have the meanings attributed to such terms in the Contribution Agreement; and

WHEREAS, in connection with the execution and delivery of this Amendment, the parties to the HPK Business Combination Agreement are entering into that certain First Amendment to Business Combination Agreement of even date herewith (the “First Amendment to Combination Agreement”) of which a copy has been made available to the Parties and Contributor has consented to the execution and delivery of same by the parties thereto; and

WHEREAS, subject to the satisfaction of the conditions set forth herein, the Parties desire to amend the Contribution Agreement, as more fully set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties hereby agree as follows:

1.           Certain Amendments.

(a)     The fifth sentence of Section 2.02(a) of the Contribution Agreement is hereby deleted and replaced in its entirety with the following:

(a)     “Further, in consideration of the mutual agreements set forth herein, the additional Closing consideration described in Sections 2.01(a)(iii) and (a)(iv), and the consideration paid in connection with that certain First Amendment to Contribution Agreement, dated as of February 6, 2020, by and among the Parties and certain other Persons, the Parties have agreed to further extend the Target Closing Date to May 21, 2020.”

(b)     Section 6.11(d)(ii)(C) of the Contribution Agreement is hereby deleted and replaced in its entirety with the following:

“(C)     up to 38,480,000 HighPeak Energy Warrants, including any HighPeak Energy Warrants issued pursuant to the Forward Purchase Agreement Amendment and the HighPeak Energy Warrants Acquisition Price, will be issued and outstanding and up to 38,480,000 shares of HighPeak Energy Common Stock will be reserved for issuance upon the exercise of such HighPeak Energy Warrants;”

(c)     Forward Purchase Agreement. Section 7.20 of the Contribution Agreement is hereby deleted and replaced in its entirety with the following: “Section 7.20 Reserved.”

(d)     Article VIII of the Contribution Agreement is hereby amended by adding the following as new Sections 8.14, 8.15 and 8.16, respectively:

“Section 8.14     Cap on Available Debt Proceeds Used to Pay Cash Acquisition Price and Transaction Expenses. The amount of funds from Available Debt Proceeds used by the Acquiror Entities to pay the Cash Acquisition Price, “Contributor’s” (as defined in the HPK Business Combination Agreement) “Transaction Expenses” (as defined in the HPK Business Combination Agreement) and “Parent’s” (as defined in the HPK Business Combination Agreement) “Transaction Expenses” (as defined in the HPK Business Combination Agreement) at or in connection with the Closing shall not exceed Four Hundred Million Dollars ($400,000,000.00).”

“Section 8.15     Equity Proceeds. The proceeds available to the Acquiror Entities from the issuance of Pure Common Stock or HighPeak Energy Common Stock to purchasers (other than (a) Jack Hightower, (b) the Acquiror Parties, (c) any “Contributor” (as defined in the HPK Business Combination Agreement) (other than HighPeak Energy III, LP provided it is not controlled by any of Jack Hightower, the Acquiror Parties or any of “HighPeak I, HighPeak II or HPK Energy GP” (as defined in the HPK Business Combination Agreement)), (d) any employee(s) of the Persons whose proceeds are excluded pursuant to clauses (b) or (c) above, (e) any Person(s) that own or hold more than Twenty Million Dollars ($20,000,000.00) of equity or equity commitments in any of the Persons whose proceeds are excluded pursuant to clauses (b) (other than holders of “Pure Class A Common Stock” (as defined in the Contribution Agreement)) or (c) above, and (f) any Affiliate(s) of any Person(s) whose proceeds are excluded pursuant to clauses (a) through (e) above (in the case of Persons whose proceeds are excluded pursuant to clause (b) above other than holders of “Pure Class A Common Stock” (as defined in the Contribution Agreement)) shall exceed One Hundred Fifty Million Dollars ($150,000,000.00).”

“Section 8.16     Outstanding Debt. Immediately after the Closing, the Indebtedness of the Acquiring Parties, in the aggregate, shall not exceed Four Hundred Million Dollars ($400,000,000.00).”

2

(e)     Target Closing Date. Section 10.01 of the Contribution Agreement is hereby amended to change the definition of Target Closing Date from February 21, 2020 to mean, instead, “May 21, 2020.”

(f)     Section 11.01(d), (e) and (f) of the Contribution Agreement are hereby deleted and replaced in their entirety with the following:

“(d)     by either Party if the Closing shall not have occurred on or before May 24, 2020 (the “Outside Date”);

(e)     by either Party if any Governmental Authority shall have issued an order, judgment or decree, restraining, enjoining, prohibiting or invalidating the consummation of any of the Transactions;

(f)     by Acquiror on or after the Target Closing Date to the extent permitted in accordance with Section 13.04(b); or”

(g)     Section 11.01 of the Contribution Agreement is hereby amended to add the following clause (g) immediately after Section 11.01(f) of the Contribution Agreement:

“(g)     by Contributor if any Second Extension Payment Default (as defined in that certain First Amendment to Contribution Agreement) is occurring;”

(h)     Section 15.25 of the Contribution Agreement is hereby amended to add the following definition of “Indebtedness”:

“Indebtedness” means, any liability that would be customarily designated as a liability in accordance with GAAP, including, without limitation debt for borrowed money, but excluding accounts payable or accrued expenses, in each case, incurred in the ordinary course of business and the endorsement of negotiable instruments for collection in the ordinary course of business.”

(i)     The definition of “Available Financing Proceeds” in the Contribution Agreement is hereby deleted and replaced in its entirety with the following:

““Available Financing Proceeds” means, as of the Closing, an amount equal to the Available Debt Proceeds , plus any net cash proceeds to any Acquiror Entity resulting from the PIPE Investment, the Forward Purchases and any other issuance of Pure Common Stock or HighPeak Energy Common Stock after the Execution Date and prior to or at Closing.”

(j)     The definition of “Available Liquidity” in the Contribution Agreement is hereby deleted and replaced in its entirety with the following:

““Available Liquidity” means, as of the Closing, (a) the amount of funds contained in the Pure Trust Account (net of the Pure Stockholder Redemption Amount), plus (b) any cash on-hand of the Acquiror Entities as of the Closing (but excluding such cash to the extent it is included in the calculation of clause (a) or clause (c) of this definition), plus (c) the amount of Available Financing Proceeds, minus (d) the amount of the Cash Acquisition Price payable at Closing, minus (e) the “Contributor’s” (as defined in the HPK Business Combination Agreement) “Transaction Expenses” (as defined in the HPK Business Combination Agreement) (to the extent not paid by or on behalf of “Contributor” (as defined in the HPK Business Combination Agreement) prior to the Closing), minus (f) “Parent’s” (as defined in the HPK Business Combination Agreement) “Transaction Expenses” (as defined in the HPK Business Combination Agreement), plus (g) the amount of any and all capital expenditures and other amounts paid by or on behalf of the Acquiror Entities, with respect to their respective assets, and, Contributor, with respect to the Assets, in each case, from and after January 1, 2020 through the Closing.”

3

(k)     The definition of “Excluded Debt” in the Contribution Agreement is hereby deleted and replaced in its entirety with the following:

““Excluded Debt” means any Sponsor Loans (as defined in the HPK Business Combination Agreement).”

(l)     The definition of “Forward Purchase Agreement Amendment” in the Contribution Agreement is hereby deleted and replaced in its entirety with the following:

““Forward Purchase Agreement Amendment” means an amended and restated Forward Purchase Agreement in substantially the form attached as Exhibit E to the HPK Business Combination Agreement (as amended by the First Amendment to Business Combination Agreement) which shall include, among other matters, a reduction in the number of warrants to be issued under the Forward Purchase Agreement by 2,500,000 warrants.”

(m)     The definition of “Sponsor” in the Contribution Agreement is hereby deleted and replaced in its entirety with the following:

““Sponsor” shall mean HighPeak Pure Acquisition, LLC and/or when used in connection with the Forward Purchase Agreement, shall mean any Purchaser (as defined therein) that is a Purchaser thereunder as of such applicable time.”

2.           Certain Representations of the Parties.

(a)     Contributor hereby remakes as of the date hereof the representations and warranties set forth in Section 5.01, Section 5.02 and Section 5.03 of the Contribution Agreement, it being acknowledged that all references in such representations and warranties as to the “Agreement” shall be deemed to refer to the Contribution Agreement and this Amendment, collectively.

(b)     Acquiror hereby remakes as of the date hereof the representations and warranties set forth in Section 6.01, Section 6.02 and Section 6.03 of the Contribution Agreement, it being acknowledged that all references in such representations and warranties as to the “Agreement” shall be deemed to refer to the Contribution Agreement and this Amendment, collectively.

(c)     HighPeak Energy hereby remakes as of the date hereof the representations and warranties set forth in Section 6.01, Section 6.02, Section 6.03, Section 6.11(a) and Section 6.11(b) of the Contribution Agreement, it being acknowledged that all references in such representations and warranties as to the “Agreement” shall be deemed to refer to the Contribution Agreement and this Amendment, collectively.

4

(d)     Pure hereby remakes as of the date hereof the representations and warranties set forth in Section 6.10(a) and Section 6.10(b) of the Contribution Agreement, it being acknowledged that all references in such representations and warranties as to the “Agreement” shall be deemed to refer to the Contribution Agreement and this Amendment, collectively.

(e)     Each HPK Party hereby makes as of the date hereof the representations and warranties set forth in Section 6.01, Section 6.02 and Section 6.03 of the Contribution Agreement, it being acknowledged that all references in such representations and warranties as to (a) the “Agreement” shall be deemed to refer to the Contribution Agreement and this Amendment, collectively, and (ii) “Acquiror” shall be deemed to be references to each HPK Party mutatis mutandis.

3.           Second Extension Payment. In consideration of Contributor agreeing to the amendments set forth above, each of Acquiror and each HPK Party (except for the HPK Representative) jointly and severally agree to pay to Contributor by wire transfer of immediately available funds to the account set forth on Attachment 1 an aggregate amount equal to Fifteen Million Dollars ($15,000,000.00) (the “Second Extension Payment”) which amount shall be due and payable as follows:

(a)     One Million Dollars ($1,000,000.00) no later than 5:00 pm Central Time on the date hereof;

(b)     Five Million Dollars ($5,000,000.00) no later than 5:00 pm Central Time on February 21, 2020;

(c)     Five Million Dollars ($5,000,000.00) no later than 5:00 pm Central Time on March 20, 2020; and

(d)     Four Million Dollars ($4,000,000.00) no later than 5:00 pm Central Time on April 21, 2020.

For the avoidance of doubt and notwithstanding anything to the contrary herein or in the Agreement, (i) the Second Extension Payment shall not be credited against Acquiror’s obligation to pay the Cash Acquisition Price at Closing and (ii) the obligation of Acquiror and each HPK Party (except for the HPK Representative) to jointly and severally pay the entirety of the Second Extension Payment is consideration for the execution of this Amendment by Contributor and shall survive any termination of the Agreement.

4.          Conditions to Effectiveness of Amendment. The amendments to the Contribution Agreement set forth in Section 1 shall be effective only upon the satisfaction of the following conditions on or before 5:00 p.m. Central Time on February 6, 2020: (A) the funding and payment by Acquiror and the receipt by Contributor of the entirety of the amount set forth in Section 3(a) and (B) the execution and delivery of this Amendment by each of the Parties and the HPK Parties. In the event (and only in the event such conditions are not satisfied, it being understood that the entirety of this sentence shall be null and void ab initio in the event such conditions are satisfied) that any of the conditions set forth in the immediately foregoing sentence are not satisfied on or before 5:00 p.m. Central Time on February 6, 2020, this Amendment shall be null and void ab initio.

5

5.          Second Extension Payment Default. In the event any payment required under this Amendment is not paid within five (5) days of becoming due and payable (a “Second Extension Payment Default”), each of Acquiror and each HPK Party (except for the HPK Representative) jointly and severally agree to pay to Contributor by wire transfer of immediately available funds to the account set forth on Attachment 1 an amount equal to (i) all of the remaining unpaid installments of the Second Extension Payment, (ii) all reasonable attorneys’ fees plus all other reasonable expenses incurred by Contributor in exercising any of its rights and remedies upon a Second Extension Payment Default and (iii) interest on all unpaid amounts due and payable under this Section 5 at a rate (compounded monthly) equal to the lesser of (a) ten percent (10%) per annum and (b) the highest rate permitted by Law.

6.          HPK Business Combination Agreement. The requisite parties previously entered into that certain Business Combination Agreement, dated as of November 27, 2019 (as amended, modified or supplemented from time to time, the “HPK Business Combination Agreement”). As of the date hereof, the requisite parties to the HPK Business Combination Agreement are also entering into the First Amendment to Combination Agreement. The Parties hereby consent to the First Amendment to Combination Agreement and waive any and all provisions contained in the Contribution Agreement, including this Amendment, that are inconsistent with the entry into or performance of the First Amendment to Combination Agreement.

7.          Reaffirmation. Except as expressly modified and amended hereby, the Contribution Agreement shall continue in full force and effect, and the Parties ratify and confirm the Contribution Agreement as modified and amended hereby. The Parties hereby covenant and agree that the Contribution Agreement, as amended by this Amendment, the Exhibits and Schedules to the Contribution Agreement and the other documents contemplated under the Contribution Agreement set forth the entire agreement and understanding of the Parties in respect of the transactions contemplated hereby and thereby and supersede all prior agreements, prior arrangements and prior understandings relating to the subject matter hereof and thereof. If any provision of this Amendment is construed to conflict with any provision of the Contribution Agreement (except as otherwise expressly provided in this Amendment), the provisions of this Amendment shall be deemed controlling to the extent of that conflict.

8.          Counterparts. This Amendment may be executed by the Parties and the HPK Parties in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute one (1) and the same instrument. Any .pdf or other electronic transmission hereof or signature hereon shall, for all purposes, be deemed originals.

9.          References to Contribution Agreement. The Contribution Agreement, and any and all other agreements, documents, certificates or instruments now or hereafter executed and delivered pursuant to the terms thereof, as amended hereby, are hereby amended so that any reference in the Contribution Agreement and such other documents to the “Agreement” shall mean a reference to the Contribution Agreement, as amended hereby.

[Remainder of Page Intentionally Left Blank]

6

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

CONTRIBUTOR: GRENADIER ENERGY PARTNERS II, LLC By: Name: Patrick J. Noyes Title: President and CEO

Signature Page to First Amendment to Contribution Agreement

ACQUIROR:

HIGHPEAK ENERGY ASSETS II, LLC

By: HighPeak Energy II, LP, its managing member

By: HighPeak Energy GP II, LLC, its general partner

By:

Name:  Jack Hightower

Title:    President

PURE:

PURE ACQUISITION CORP.

By:

Name:

Title:

HIGHPEAK ENERGY:

HIGHPEAK ENERGY, INC.

By:

Name:

Title:

Signature Page to First Amendment to Contribution Agreement

HPK GP:

HPK ENERGY, LLC

By:

Name:

Title:

HPK REPRESENTATIVE:

HIGHPEAK ENERGY MANAGEMENT, LLC

By:

Name:

Title:

HIGHPEAK I:

HIGHPEAK ENERGY, LP

By:

Name:

Title:

HIGHPEAK II:

HIGHPEAK ENERGY II, LP

By:

Name:

Title:

Signature Page to First Amendment to Contribution Agreement

HIGHPEAK III: HIGHPEAK ENERGY III, LP By: Name: Title:

Signature Page to First Amendment to Contribution Agreement

Attachment 1

[redacted]

EXHIBIT B

AMENDED & RESTATED EXHIBIT E

(see attached)

EXHIBIT E

FORM OF AMENDED & RESTATED FORWARD PURCHASE AGREEMENT

This Amended & Restated Forward Purchase Agreement (this “Agreement”) is entered into as of [               ], [               ] between HighPeak Energy, Inc., a Delaware corporation (“HighPeak Energy” or the “Company”), [[●], a [●] (“[●]”), [HighPeak Energy Partners II, LP, a Delaware limited partnership (“HPEP II”)], and [HighPeak Energy Partners III, LP, a Delaware limited partnership (“HPEP III”] and, together with [[●] and HPEP II]], the “Purchasers” and each individually, a “Purchaser”), and, solely for purposes of providing the written consent to assignment contemplated by Sections 4(i) and 9(f) of the original Forward Purchase Agreement (the “Original Agreement”), dated April 12, 2018, between Pure Acquisition Corp., a Delaware corporation (“Pure”) and HighPeak Energy Partners, LP, a Delaware limited partnership (“HPEP I” and, together with Pure, the “Original Parties”).

RECITALS

WHEREAS, Pure was formed for the purpose of effecting a merger, amalgamation, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”);

WHEREAS, Pure, pursuant to a prospectus dated April 16, 2018, sold in its initial public offering (“IPO”) 41,400,000 units (the “Public Units”), at a price of $10.00 per Public Unit, each Public Unit comprised of one share of Pure’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”, and the shares of Class A Common Stock included in the Public Units, the “Public Shares”), and one-half of one warrant, where each whole warrant is exercisable to purchase one share of Class A Common Stock at an exercise price of $11.50 per share (the “Public Warrants”);

WHEREAS, in connection with the IPO, Pure issued in a private placement an aggregate of 10,280,000 warrants, where each such warrant is exercisable for one share of Class A Common Stock at $11.50 per share, at a price of $1.00 per warrant (the “Private Placement Warrants” and, together with the Public Warrants, the “Warrants”);

WHEREAS, Pure and HPEP I previously entered into the Original Agreement, pursuant to which HPEP I agreed on the terms and subject to the conditions set forth therein to subscribe for an aggregate of up to 15,000,000 units with each unit consisting of one share of Class A Common Stock and one-half of one warrant to purchase one share of Class A Common Stock on the same terms as the Private Placement Warrants, for $10.00 per unit, or an aggregate maximum amount of $150,000,000 (the “Original Agreement Purchase Price”), immediately prior to the closing of Pure’s initial Business Combination (the “Business Combination Closing”);

WHEREAS, Pure, HighPeak Energy, HighPeak Energy, L.P. and certain of its affiliates and Pure Acquisition Merger Sub, Inc., a Delaware corporation and indirect wholly owned subsidiary of Pure, have entered into a Business Combination Agreement (as may be amended from time to time, the “HPK Business Combination Agreement”), pursuant to which, among other things, upon the Business Combination Closing the Public Shares and Class A Common Stock will be converted into the right to receive one share of Common Stock, par value $0.0001 per share (the “HighPeak Common Stock”) of HighPeak Energy and which provided for, among other things, the execution of this Agreement and the associated amendments to the Original Agreement to, among other things, reduce the aggregate number of Private Placement Warrants to be purchased by the Purchasers pursuant to this Agreement to 5,000,000 and to assign Pure’s rights and obligations under the Original Agreement to HighPeak Energy and assign HPEP I’s rights and obligations to the Purchasers in accordance herewith;

WHEREAS, in connection with entry into the HPK Business Combination Agreement, HighPeak Energy and Pure, among others, entered into the Contribution Agreement with Grenadier Energy Partners II, LLC (“Grenadier”), dated November 27, 2019 (as may be amended from time to time, the “Grenadier Contribution Agreement”);

WHEREAS, prior to the Business Combination, the existing warrant agreement (the “Warrant Agreement”) shall be (i) amended in connection with the Business Combination Closing in accordance with its terms to provide that (a) the aggregate number of Private Placement Warrants to be purchased by the Purchasers pursuant to this Agreement and the Warrant Agreement shall be reduced to 5,000,000 from 7,500,000 and (b) HighPeak Energy may issue 2,500,000 warrants to purchase one share of Common Stock on the same terms as the Private Placement Warrants to Grenadier as a portion of the consideration owed to Grenadier under the Grenadier Contribution Agreement, and subsequently (ii) assigned by Pure to HighPeak Energy concurrently with the closing of the Business Combination and the Warrants becoming exercisable thereunder pursuant to the terms thereof for shares of HighPeak Common Stock (such securities, after giving effect to the transactions contemplated by the HPK Business Combination Agreement, referred to herein as the “HighPeak Energy Warrants”);

WHEREAS, the Original Parties desire to assign their rights and obligations under the Original Agreement to HighPeak Energy and the Purchasers, as applicable, pursuant to Sections 4(c) and 9(f) of the Original Agreement;

WHEREAS, the parties hereto hereby acknowledge and agree that the signature of the authorized representative of Pure affixed on the signature page hereto constitutes the valid written consent of Pure to HPEP I’s assignment to the Purchasers and the amendment of the Original Agreement pursuant to Section 4(c) and Section 9(l) of the Original Agreement, and the signature of HPEP I affixed on the signature page hereto constitutes the valid written consent of HPEP I to Pure’s assignment and the amendment of the Original Agreement pursuant to Section 9(f) and Section 9(l) of the Original Agreement;

WHEREAS, the Purchasers wish to subscribe, on the terms and subject to the conditions set forth herein, for an aggregate of up to 15,000,000 shares of HighPeak Common Stock (the “Forward Purchase Shares”) and up to 5,000,000 HighPeak Energy Warrants (the “Forward Purchase Warrants” and, together with the Forward Purchase Shares, the “Forward Purchase Securities”), for an aggregate maximum amount of $150,000,000, representing the Original Agreement Purchase Price agreed to be paid by HPEP I under the Original Agreement; and

WHEREAS, the parties desire to amend and restate the Original Agreement in its entirety as provided herein;

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.        Sale and Purchase.

(a)      Forward Purchase Securities.

(i)     At Purchasers’ election, the Purchasers shall collectively purchase from HighPeak Energy, and HighPeak Energy shall issue and sell to the Purchasers, an aggregate of up to 15,000,000 units of Forward Purchase Securities (“Forward Purchase Units”), with each Forward Purchase Unit consisting of one Forward Purchase Share and one-third of one whole Forward Purchase Warrant, for $10.00 per Forward Purchase Unit, or an aggregate maximum amount of $150,000,000 (the purchase price for the actual number of Forward Purchase Units so purchased, the “Forward Purchase Price”), in such amounts as the Purchasers may designate on Exhibit A hereto in connection with their election, but in any event subject to clause 1(a)(ii).

(ii)     The number of Forward Purchase Units to be issued and sold by HighPeak Energy and purchased by the Purchasers hereunder shall not exceed the lesser of (A) that number which, after payment of the aggregate Forward Purchase Price by the Purchasers, will result in gross proceeds to HighPeak Energy in an aggregate amount equal to the amount of funds necessary for HighPeak Energy and Pure to consummate the Business Combination and pay related fees and expenses, less amounts available to Pure from the trust account established for the benefit of the holders of the Public Shares in the IPO (the “Trust Account”) (after giving effect to any redemptions of Public Shares), any other equity financing source obtained by Pure for such purpose at or prior to the consummation of the Business Combination, and amounts the Purchasers or their affiliates have expended to repurchase Public Warrants in any tender offer, plus any additional amounts mutually agreed by Pure and the Purchasers that may be retained by HighPeak Energy for working capital or other purposes and (B) 15,000,000 Forward Purchase Units.

(iii)     Each Forward Purchase Warrant will have the same terms as the Private Placement Warrants, and will be subject to the terms and conditions of the Warrant Agreement, dated as of April 12, 2018, by and between Pure and Continental Stock Transfer & Trust Company, as Warrant Agent, in connection with the IPO (the “Warrant Agreement” and assigned by Pure to HighPeak Energy and amended in connection with the Business Combination Closing). Each Forward Purchase Warrant will entitle the holder thereof to purchase one share of HighPeak Energy Common Stock at a price of $11.50 per share, subject to adjustment as described in the Warrant Agreement, and only whole Forward Purchase Warrants will be exercisable. The Forward Purchase Warrants will become exercisable 30 days after the Business Combination Closing, and will expire five years after the Business Combination Closing or earlier upon the liquidation of HighPeak Energy, as described in the Warrant Agreement. The Forward Purchase Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Purchasers or their Transferees (as defined below). If the Forward Purchase Warrants are held by Persons (as defined below) other than the Purchasers or their Transferees, the Forward Purchase Warrants will have the same terms as the Public Warrants, as set forth in the Warrant Agreement.

(iv)     HighPeak Energy shall deliver a notice (the “Closing Notice”) to the Purchasers (which such Closing Notice shall be deemed to have been delivered to the Purchasers if delivered to HPEP I pursuant to the terms of the Original Agreement), following the close of business two (2) Business Days before the Business Combination Closing, specifying the date of the Business Combination Closing and instructions for wiring the Forward Purchase Price. If the Purchasers previously delivered a completed Exhibit A to HighPeak Energy prior to the time at which HighPeak Energy is required to deliver the Closing Notice, then HighPeak Energy shall also include a copy of the completed Exhibit A along with the Closing Notice. If the Purchasers did not previously deliver a completed Exhibit A to HighPeak Energy prior to the time at which HighPeak Energy is required to deliver the Closing Notice, then no later than one (1) Business Day before the Business Combination Closing date as specified in the Closing Notice, the Purchasers shall deliver a completed Exhibit A to HighPeak Energy, specifying the number of Forward Purchase Units each Purchaser elects to purchase pursuant to the terms of this Agreement. The closing of the sale of Forward Purchase Units (the “Forward Closing”) shall be on the same date and immediately prior to the Business Combination Closing (such date being referred to as the “Forward Closing Date”).

(v)     On or before the Forward Closing, but in any event prior to or simultaneous with the Business Combination Closing, the Purchasers shall deliver to HighPeak Energy, to be held in escrow until the Forward Closing, the aggregate Forward Purchase Price for the Forward Purchase Units to be purchased by wire transfer of U.S. dollars in immediately available funds to the account specified by HighPeak Energy in the Closing Notice. Immediately prior to the Forward Closing, (A) the aggregate Forward Purchase Price shall be released from escrow automatically and without further action by HighPeak Energy or the Purchasers, and (B) upon such release, HighPeak Energy shall issue the number the Forward Purchase Units so purchased to the Purchasers in the amounts designated by the Purchasers on Exhibit A in book-entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), registered in the name of the Purchasers (or their respective nominees in accordance with their respective delivery instructions), or to a custodian designated by the Purchasers, as applicable. In the event the Business Combination Closing does not occur on the date scheduled for closing, the Forward Closing shall not occur and the Company shall promptly (but not later than one (1) Business Day thereafter) return the aggregate Forward Purchase Price to the Purchasers, as applicable. For purposes of this Agreement, “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York.

(b)     Legends. Each book entry for the Forward Purchase Securities shall contain a notation, and each certificate (if any) evidencing the Forward Purchase Securities shall be stamped or otherwise imprinted with a legend, in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS. THE SALE, PLEDGE, HYPOTHECATION, OR TRANSFER OF THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN FORWARD PURCHASE AGREEMENT BY AND AMONG THE HOLDER AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE CHIEF FINANCIAL OFFICER OF THE COMPANY.”

2.        Representations and Warranties of the Purchasers. Each Purchaser, severally but not jointly, represents and warrants to HighPeak Energy as follows, as of the date hereof:

(a)     Organization and Power. Such Purchaser is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b)     Authorization. Such Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchasers, will constitute the valid and legally binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights (as defined below) may be limited by applicable federal or state securities laws.

(c)     Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of such Purchaser in connection with the consummation of the transactions contemplated by this Agreement.

(d)     Compliance with Other Instruments. The execution, delivery and performance by such Purchaser of this Agreement and the consummation by such Purchaser of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provision of such Purchaser’s respective organizational documents, (ii) of any instrument, judgment, order, writ or decree to which such Purchaser is a party or by which such Purchaser is bound, (iii) under any note, indenture or mortgage to which such Purchaser is a party or by which such Purchaser is bound, (iv) under any lease, agreement, contract or purchase order to which such Purchaser is a party or by which such Purchaser is bound or (v) of any provision of federal or state statute, rule or regulation applicable to such Purchaser, in each case (other than clause (i)), which would have a material adverse effect on such Purchaser or its ability to consummate the transactions contemplated by this Agreement.

(e)     Purchase Entirely for Own Account. This Agreement is made with such Purchaser in reliance upon such Purchaser’s representation to HighPeak Energy, which by such Purchaser’s execution of this Agreement, such Purchaser hereby confirms, that the Forward Purchase Units to be acquired by such Purchaser will be acquired for investment for such Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of any state or federal securities laws, and that such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of law. By executing this Agreement, such Purchaser further represents that such Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Forward Purchase Units that such Purchaser acquires. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or any government or any department or agency thereof.

(f)     Disclosure of Information. Such Purchaser has had an opportunity to discuss HighPeak Energy’s business, management, financial affairs and the terms and conditions of the offering of the Forward Purchase Securities, with HighPeak Energy’s management.

(g)     Restricted Securities. Such Purchaser understands that the offer and sale of the Forward Purchase Securities to such Purchaser has not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. Such Purchaser understands that, when purchased, the Forward Purchase Units so purchased will constitute “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, such Purchaser must hold the Forward Purchase Securities indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Such Purchaser acknowledges that HighPeak Energy has no obligation to register or qualify any of the Forward Purchase Units, or any shares of HighPeak Energy Common Stock for which they may be exercised, for resale, except as provided herein (the “Registration Rights”). Such Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Forward Purchase Securities, and on requirements relating to HighPeak Energy which are outside of such Purchaser’s control, and which HighPeak Energy is under no obligation and may not be able to satisfy.

(h)     High Degree of Risk. Such Purchaser understands that its agreement to purchase Forward Purchase Units involves a high degree of risk which could cause such Purchaser to lose all or part of their investment.

(i)     Accredited Investor. Such Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(j)     No General Solicitation. Neither such Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners have either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Forward Purchase Securities.

(k)     Residence. Such Purchaser’s principal place of business is the office or offices located at the address of such Purchaser set forth on the signature page hereof.

(l)     Adequacy of Financing. Such Purchaser has available to it sufficient funds to satisfy its obligations under this Agreement.

(m)     No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 2 and in any certificate or agreement delivered pursuant hereto, none of such Purchaser nor any person acting on behalf of such Purchaser nor any of the Purchaser’s affiliates (the “Purchaser Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to such Purchaser and this offering, and the Purchaser Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by HighPeak Energy in Section 3 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Purchaser Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by HighPeak Energy, any person on behalf of HighPeak Energy or any of HighPeak Energy’s affiliates (collectively, the “HPE Parties”).

3.        Representations and Warranties of HighPeak Energy. HighPeak Energy represents and warrants to the Purchasers as follows:

(a)     Organization and Corporate Power. HighPeak Energy is a corporation duly incorporated and validly existing and in good standing as a corporation under the laws of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b)     Capitalization. As of the date hereof, the authorized share capital of HighPeak Energy consists of 10,000 shares of HighPeak Common Stock, par value $0.0001 per share, all of which are issued and outstanding and owned by Pure. Prior to the Forward Closing, HighPeak Energy will cause the First Amended Charter (as such term is defined in the HPK Business Combination Agreement) to be filed with the Secretary of State of the State of Delaware as a result of which, among other things, the authorized shares of HighPeak Common Stock will be increased to 900,000,000 and 10,000,000 shares of HighPeak Energy preferred stock, par value $0.0001 per share will be authorized for issuance.

(c)     Authorization. All corporate action required to be taken by HighPeak Energy to authorize HighPeak Energy to enter into this Agreement, and to issue Forward Purchase Units at the Forward Closing, and the securities issuable upon exercise of the Forward Purchase Warrants, has been taken or will be taken prior to the Forward Closing. All corporate action on the part of HighPeak Energy necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement to be performed as of the Forward Closing, and the issuance and delivery of Forward Purchase Units at the Forward Closing and the securities issuable upon exercise of the Forward Purchase Warrants has been taken or will be taken prior to the Forward Closing. This Agreement, when executed and delivered by HighPeak Energy, shall constitute the valid and legally binding obligation of HighPeak Energy, enforceable against HighPeak Energy in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights may be limited by applicable federal or state securities laws.

(d)     Valid Issuance of Securities. The Forward Purchase Units, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, and the securities issuable upon exercise of the Forward Purchase Warrants, when issued in accordance with the terms of the Forward Purchase Warrants and this Agreement, will be validly issued, fully paid and nonassessable, as applicable, and free of all preemptive or similar rights, taxes, liens, encumbrances and charges with respect to the issue thereof and restrictions on transfer other than restrictions on transfer specified under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchasers. Assuming the accuracy of the representations of the Purchasers in this Agreement and subject to the filings described in Section 3(e) below, the Forward Purchase Securities will be issued in compliance with all applicable federal and state securities laws.

(e)     Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchasers in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to applicable state securities laws, if any, and pursuant to the Registration Rights.

(f)     Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of the First Amended Charter as it may be amended from time to time (the “Charter”), or other governing documents of HighPeak Energy, (ii) of any instrument, judgment, order, writ or decree to which HighPeak Energy is a party or by which it is bound, (iii) under any note, indenture or mortgage to which HighPeak Energy is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which HighPeak Energy is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to HighPeak Energy, in each case (other than clause (i)) which would have a material adverse effect on HighPeak Energy or its ability to consummate the transactions contemplated by this Agreement.

(g)     Operations. As of the date hereof, HighPeak Energy has not conducted any operations other than organizational activities and activities in connection with the Business Combination and offerings of its securities.

(h)     No General Solicitation. Neither HighPeak Energy, nor any of its officers, directors, employees, agents or stockholders has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Forward Purchase Securities.

(i)     No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3 and in any certificate or agreement delivered pursuant hereto, none of the HPE Parties has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to HighPeak Energy, this offering, or a potential Business Combination, and the HPE Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Purchasers in Section 2 of this Agreement and in any certificate or agreement delivered pursuant hereto, the HPE Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Purchaser Parties.

4.        Additional Agreements and Acknowledgements of the Purchaser.

(a)     Trust Account.

(i)     Each Purchaser, for itself and its affiliates, hereby agrees that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, or any other asset of Pure as a result of any liquidation of Pure, except for redemption and liquidation rights, if any, such Purchaser may have in respect of any Public Shares held by it.

(ii)     Each Purchaser hereby agrees that it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future, except for redemption and liquidation rights, if any, any Purchaser may have in respect of any Public Shares held by it. In the event any Purchaser has any Claim against Pure under this Agreement, such Purchaser shall pursue such Claim solely against Pure and its assets outside the Trust Account and not against the property or any monies in the Trust Account, except for redemption and liquidation rights, if any, such Purchaser may have in respect of any Public Shares held by it.

(b)     No Short Sales. Each Purchaser hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it, will engage in any Short Sales with respect to securities of Pure prior to the Business Combination Closing. For purposes of this Section, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

5.       Listing. HighPeak Energy will use commercially reasonable efforts to effect and maintain the listing of the HighPeak Common Stock and HighPeak Energy Warrants on the New York Stock Exchange (or another national securities exchange).

6.       Conditions for the Forward Closing.

(a)     The obligation of the Purchasers to purchase Forward Purchase Units at the Forward Closing under this Agreement shall be subject to the fulfillment, at or prior to the Forward Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Purchasers that are affiliated with the Sponsor or by all of the Purchasers:

(i)     The Business Combination shall be consummated substantially concurrently with the purchase of the Forward Purchase Securities;

(ii)     The Business Combination shall be consummated with a company engaged in a business that is within the investment objectives of the Purchasers; provided, however, that the parties hereto hereby agree that the businesses contemplated to be acquired pursuant to the HPK Business Combination Agreement and the Grenadier Contribution Agreement are hereby deemed to be within the investment objectives of the Purchasers;

(iii)     HighPeak Energy shall have delivered to the Purchasers a certificate evidencing HighPeak Energy’s good standing as a Delaware corporation;

(iv)     The representations and warranties of HighPeak Energy set forth in Section 3 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the Forward Closing Date, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on HighPeak Energy or its ability to consummate the transactions contemplated by this Agreement;

(v)     HighPeak Energy shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by HighPeak Energy at or prior to the Forward Closing; and

(vi)     No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Purchasers of the Forward Purchase Securities.

(b)     The obligation of HighPeak Energy to sell Forward Purchase Units at the Forward Closing under this Agreement shall be subject to the fulfillment, at or prior to the Forward Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by HighPeak Energy:

(i)     The Business Combination shall be consummated substantially concurrently with the purchase of Forward Purchase Units;

(ii)     The representations and warranties of the Purchasers set forth in Section 2 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the Forward Closing Date, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Purchasers or their ability to consummate the transactions contemplated by this Agreement;

(iii)     The Purchasers shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchasers at or prior to the Forward Closing; and

(iv)     No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Purchasers of the Forward Purchase Securities.

7.        Termination. This Agreement may be terminated at any time prior to the Forward Closing:

(a)     by mutual written consent of (i) HighPeak Energy and (ii) either the Purchasers that are affiliated with the Sponsor or all of the Purchasers;

(b)     automatically

(i)     if the Business Combination is not consummated by May 21, 2020;

(ii)     if (A) any Purchaser that is an affiliate of HighPeak Pure Acquisition, LLC (the “Sponsor”) or (B) HighPeak Energy becomes subject to any voluntary or involuntary petition under the United States federal bankruptcy laws or any state insolvency law, in each case which is not withdrawn within sixty (60) days after being filed, or a receiver, fiscal agent or similar officer is appointed by a court for business or property of such Purchaser that is an affiliate of the Sponsor or HighPeak Energy, in each case which is not removed, withdrawn or terminated within sixty (60) days after such appointment; or

(iii)     upon delivery of written notice by the Sponsor or any affiliate of the Sponsor to HighPeak Energy.

In the event of any termination of this Agreement pursuant to this Section 7, the Forward Purchase Price (and interest thereon, if any), if previously paid, and all Purchasers’ funds paid in connection herewith shall be promptly returned to the Purchasers, and thereafter this Agreement shall forthwith become null and void and have no effect, without any liability on the part of the Purchasers or HighPeak Energy and their respective directors, officers, employees, partners, managers, members, or stockholders and all rights and obligations of each party shall cease; provided, however, that nothing contained in this Section 7 shall relieve either party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement.

8.        General Provisions.

(a)     Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (i) personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (iii) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications sent to HighPeak Energy shall be sent to: HighPeak Energy, Inc., 421 W. 3rd Street, Suite 1000, Fort Worth, Texas 76102, Attention: Chief Financial Officer, Email: info@highpeakenergy.com, with a copy to HighPeak Energy’s counsel at Hunton Andrews Kurth LLP, 600 Travis Street, Suite 4200, Houston, Texas 77002, Attention: G. Michael O’Leary, Email: moleary@andrewskurth.com.

All communications to a Purchaser shall be sent to such Purchaser’s address as set forth next to such Purchaser’s name on the signature page hereof, or to such email address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 8(a), including, with respect to any Purchaser that is an affiliate of the Sponsor, with a copy to such Purchaser’s counsel at Vinson and Elkins, L.L.P., 1001 Fannin Street, Suite 2500, Houston, Texas 77002, Attention: Sarah K. Morgan, Email: smorgan@velaw.com.

(b)     No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Purchasers agree to indemnify and to hold harmless HighPeak Energy from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchasers or any of their officers, employees or representatives are responsible. HighPeak Energy agrees to indemnify and hold harmless the Purchasers from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which HighPeak Energy or any of its officers, employees or representatives is responsible.

(c)     Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Forward Closing.

(d)     Entire Agreement. This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitute the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(e)     Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f)     Assignments. Except as otherwise specifically provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

(g)     Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(h)     Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(i)     Governing Law. This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Delaware, without giving effect to its choice of laws principles.

(j)     Jurisdiction. The parties (i) submit to the jurisdiction of the state courts of Delaware and the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of Delaware or the United States District Court for the District of Delaware, and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(k)     Waiver of Jury Trial. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

(l)     Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except with the prior written consent of the Company and the Purchasers; provided, however, that the Purchasers may amend Exhibit A without the consent of the Company upon notice thereof to the Company.

(m)     Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(n)     Expenses. Each of HighPeak Energy and the Purchasers will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants. HighPeak Energy shall be responsible for the fees of its transfer agent; stamp taxes and all The Depository Trust Company fees associated with the issuance of the Forward Purchase Securities and the securities issuable upon exercise of the Forward Purchase Warrants.

(o)     Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

(p)     Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(q)     Specific Performance. The Purchasers agree that irreparable damage may occur in the event any provision of this Agreement was not performed by the Purchasers in accordance with the terms hereof and that HighPeak Energy shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

(r)     Liability. Any liability of the Purchasers under this Agreement shall be several and not joint.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

HIGHPEAK ENERGY, INC.

By:

Name:  Steven W. Tholen

Title:    Chief Financial Officer

PURCHASERS:

[[●]

By:

Address for Notices:

[_____________]

[_____________]

[_____________]

[Email________]

HIGHPEAK ENERGY PARTNERS II, LP

By:     HighPeak Energy Partners GP II, LP

Its general partner

By:     HighPeak GP II, LLC

Its general partner

By:

Jack Hightower

Chief Executive Officer

Address for Notices:

HighPeak Energy Partners II, LP

ATTN: Chief Financial Officer

421 W. 3rd Street, Suite 100

Fort Worth, Texas 76102

[Email________]

HIGHPEAK ENERGY PARTNERS III, LP

By:     HighPeak Energy Partners GP III, LP

Its general partner

By:     HighPeak GP III, LLC

Its general partner

By:

Jack Hightower

Chief Executive Officer

Address for Notices:

HighPeak Energy Partners III, LP

ATTN:     Chief Financial Officer

421 W. 3rd Street, Suite 100

Fort Worth, Texas 76102

[Email________]]

ORIGINAL PARTIES:

PURE ACQUISITION CORP.

By:

Name:  Steven W. Tholen

Title:    Chief Financial Officer

HIGHPEAK ENERGY PARTNERS, LP

By:     HighPeak Energy Partners GP, LP

Its general partner

By:     HighPeak GP, LLC

Its general partner

By:

Jack Hightower

Chief Executive Officer

Address for Notices:

HighPeak Energy Partners, LP

ATTN:     Chief Financial Officer

421 W. 3rd Street, Suite 100

Fort Worth, Texas 76102

[Email________]

TO BE COMPLETED BY HIGHPEAK ENERGY, INC.

Number of Forward Purchase Shares:

Number of Forward Purchase Warrants

Aggregate Purchase Price for Forward Purchase Securities:	$

TO BE EXECUTED UPON ANY ASSIGNMENT AND/OR REVISION IN ACCORDANCE WITH THIS AGREEMENT TO NUMBER OF “FORWARD PURCHASE SHARES,” “NUMBER OF FORWARD PURCHASE WARRANTS,” AND “AGGREGATE PURCHASE PRICE FOR FORWARD PURCHASE SECURITIES” SET FORTH ABOVE:

Number of Forward Purchase Shares, Number of Forward Purchase Warrants and Aggregate Purchase Price for Forward Purchase Securities as of , 20[ ], accepted and agreed to as of this day of , 20[ ].

[[●]

By:

Address for Notices:

[_____________]

[_____________]

[_____________]

[Email________]

HIGHPEAK ENERGY PARTNERS II, LP

By:     HighPeak Energy Partners GP II, LP

Its general partner

By:     HighPeak GP II, LLC

Its general partner

By:

Jack Hightower

Chief Executive Officer

Address for Notices:

HighPeak Energy Partners II, LP

ATTN: Chief Financial Officer

421 W. 3rd Street, Suite 100

Fort Worth, Texas 76102

[Email________]

HIGHPEAK ENERGY PARTNERS III, LP

By:     HighPeak Energy Partners GP III, LP

Its general partner

By:     HighPeak GP III, LLC

Its general partner

By:

Jack Hightower

Chief Executive Officer

Address for Notices:

HighPeak Energy Partners III, LP

ATTN: Chief Financial Officer

421 W. 3rd Street, Suite 100

Fort Worth, Texas 76102

[Email________]]

HIGHPEAK ENERGY, INC.

By:

Name:  Steven W. Tholen

Title:    Chief Financial Officer

SCHEDULE A

SCHEDULE OF TRANSFERS OF FORWARD PURCHASE SECURITIES

The following transfers of a portion of the original number of Forward Purchase Shares and Forward Purchase Warrants have been made:

Date of Transfer	Transferee Number of Forward Purchase Shares Transferred	Number of Forward Purchase Warrants Transferred	Purchaser’s Revised Forward Purchase Share Amount	Purchaser’s Revised Forward Purchase Warrant Amount

TO BE EXECUTED UPON ANY ASSIGNMENT OR FINAL DETERMINATION OF FORWARD PURCHASE SECURITIES:

Schedule A as of                , 20[   ], accepted and agreed to as of this day of                     , 20[  ] by:

TRANSFEROR: [NAME] By: Name: Title: TRANSFEREE: [NAME] By: Name: Title

Exhibit A

Party	Number of Forward Purchase Units (“FPU”) to be Purchased	Consideration ($10.00 per FPU)	Forward Purchase Shares (“FPS”) to be Issued (1 FPS per FPU)	Forward Purchase Warrants (“FPW”) to be Issued
(1/3 FPW per FPU)
[●]
[HighPeak Energy Partners II, LP]
[HighPeak Energy Partners III, LP]
Total

EXHIBIT C

AMENDED & RESTATED SCHEDULE 8.1 OF THE
CONTRIBUTOR DISCLOSURE LETTER

[redacted]